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                                                                  Exhibit (i)(2)


                CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

          We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Prudential National Municipals Fund, Inc. filed as part of Registration Statement No. 2-66407 and to the use of our opinion of counsel, incorporated by reference to Exhibit 10 to Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A (File No. 2-66407).


                                    Swidler Berlin Shereff Friedman, LLP
                                    /s/ Swidler Berlin Shereff Friedman, LLP

New York, New York
February 29, 2000